Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-126587 on Form S-8 of Rockville Financial, Inc. of our report dated June 27, 2007, relating to the financial statements and financial statement schedule of Rockville Bank 401(k) Plan, appearing in this Annual Report on Form 11-K of The Rockville Bank 401(k) Plan for the year ended December 31, 2006.
/s/ Pue, Chick, Leibowitz & Blezard, LLC
Vernon, Connecticut 06066
June 27, 2007